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                                                                    Exhibit 10.1

                   AMENDMENT TO SECURITIES PURCHASE AGREEMENT

          THIS AMENDMENT TO SECURITIES PURCHASE AGREEMENT (this "Amendment") is hereby entered into by and between ProsoftTraining.com (the "Company") and the Hunt Capital Growth Fund II, L.P. (the "Purchaser") as of December 28, 2001.

                                 R E C I T A L S
                                 - - - - - - - -

          WHEREAS, the Purchaser and the Company entered into that certain Securities Purchase Agreement dated as of October 16, 2001 (the "Agreement").

          WHEREAS, under the Agreement the Purchaser purchased a Subordinated Secured Convertible Note (the "Note") convertible into shares of the Company's Common Stock at $0.795 per share (the "Conversion Price").

          WHEREAS, under Section 4.3 of the Note the Conversion Price is adjustable upon certain issuances of Common Stock by the Company for a consideration per share less than the then existing Conversion Price.

          WHEREAS, as a result of concerns about the Company's compliance with applicable regulatory requirements for stockholder approvals of certain stock issuances, the Company and the Purchaser wish to amend the Agreement and the Note to address those concerns.

          NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the parties hereto agree as follows:

          1. Notwithstanding anything to the contrary in the Agreement or the Note, the Company hereby agrees that it shall not issue any Additional Stock (as defined in the Note) which would result in the Note being convertible into shares of Common Stock of the Company in an amount equal to or greater than twenty percent (20%) of the Company's outstanding Common Stock before such issuance, unless the Company first obtains either (i) stockholder approval of such issuance, or (ii) the concurrence of Nasdaq that no such stockholder approval is necessary under the Nasdaq Marketplace Rules.

          2. All other terms and conditions of the Agreement and the Note shall remain in full force and effect.

                            [Signature page follows]

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          IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                PROSOFTTRAINING.COM

                                By: /s/ Jerrell M. Baird
                                    -------------------------------------------
                                    Jerrell M. Baird, Chief Executive Officer


                                HUNT CAPITAL GROWTH FUND II, L.P.

                                By: HUNT CAPITAL GROWTH, L.P., its
                                    General Partner

                                    By: HUNT CAPITAL MANAGEMENT,
                                        L.L.C., its general partner

                                        By: /s/ J.R. Holland, Jr.
                                            ------------------------------------
                                            R. Holland, Jr., President